Exhibit 4.2
EXECUTION COPY
SUPPLEMENT NO. 11 TO MASTER INDENTURE
     THIS SUPPLEMENT NO. 11 TO MASTER INDENTURE, dated as of August 5, 2009 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).
BACKGROUND
     WHEREAS, the Issuer and the Indenture Trustee (as successor in interest to Wilmington Trust Company) are parties to a Master Indenture, dated as of August 12, 2004, as amended by (i) Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, Supplement No. 8 to Master Indenture, dated as of June 6, 2008, Supplement No. 9 to Master Indenture, dated as of December 30, 2008 and Supplement No. 10 to Master Indenture, dated as of June 26, 2009 (as so amended, the “Indenture”), and (ii) Amended and Restated Series 2006-2 Indenture Supplement, dated as of June 26, 2009 (the “Series 2006-2 Indenture Supplement”), Amended and Restated Series 2006-4 Indenture Supplement, dated as of June 26, 2009 (the “Series 2006-4 Indenture Supplement”), Amended and Restated Series 2007-1 Indenture Supplement, dated as of June 26, 2009 (the “Series 2007-1 Indenture Supplement”), Amended and Restated Series 2007-2 Indenture Supplement, dated as of June 26, 2009 (the “Series 2007-2 Indenture Supplement”), Amended and Restated Series 2008-A Indenture Supplement, dated as of June 26, 2009 (the “Series 2008-A Indenture Supplement”), Series 2009-A Indenture Supplement, dated as of June 26, 2009 (the “Series 2009-A Indenture Supplement”), and Series 2009-B Indenture Supplement, dated as of June 26, 2009 (the “Series 2009-B Indenture Supplement”, and together with the foregoing indenture supplements in this clause (ii), the “Indenture Supplements” and each, an “Indenture Supplement”), each between the parties hereto evidencing an outstanding Series of Notes, as amended (the Indenture, as so amended, the “Master Indenture”), is hereby amended as described below;
     WHEREAS, the parties hereto desire to amend the Master Indenture and Indenture Supplements as set forth herein; and
     WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Indenture and used but not otherwise defined herein have the meanings given to them in the Indenture.
Supplement No. 11 to Master Indenture

     SECTION 2. Amendments to Indenture.
     (a) The definition of “Product Line Concentration Limit” in Section 1.1 of the Indenture shall be amended as follows:
i.	Paragraph (k) shall be deleted and replaced with the following:

“(k) five percent (5%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period if such Product line is accounts receivable (including purchases of accounts receivable) or asset based lending receivables;”

ii.	Paragraph (l) shall be deleted and replaced with the following:

“(l) [Reserved]; or”
iii.	The following sentence shall be added at the end of such definition:
“The accounts receivable and asset based lending Product lines shall be treated as single product line for purposes of this definition and the Product Line Concentration Limit shall be calculated on an aggregate basis for such Product lines.”
     (b) The definitions of “Product Line Overconcentration” and “Product Line Overconcentration Percentage” in Section 1.1 of the Indenture shall be amended by adding the following proviso at the end of each such definition before the final period thereof:
“; provided that the accounts receivable and asset based lending Product lines shall be aggregated and treated as a single product line for purposes of this definition.”
     (c) The definition of “Required Principal Balance” in Section 1.1 of the Indenture shall be amended in its entirety to read as follows:
“Required Principal Balance” means, as of any date of determination, the sum of (a) the sum of the numerators used at such date to calculate the Allocation Percentages with respect to Principal Collections for all Series outstanding on such date, plus (b) the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line that is used for purposes of making allocations for the Monthly Period in which such Determination Date falls.
     (d) The last sentence of Section 8.2(d) of the Indenture is amended by adding the following phrase immediately after the words “Free Equity Amount” in clause (y) of the parenthetical in such sentence:
”, less any Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line used for purposes of making allocations for the Monthly Period preceding such Transfer Date.”
     (e) Section 8.4(d) of the Indenture is amended by adding the following after the phrase “On each Determination Date,”:
     “after giving effect to paragraph (d) above,”
Supplement No. 11 to Master Indenture

     (f) Section 8.4(f) of the Indenture is amended by deleting the words “after giving effect to paragraphs (d) and (e) above,” where they appear therein.
     (g) After giving effect to the amendments in Section 2(e) and (f) above, Section 8.4 of the Indenture is amended by re-ordering clause (d) to be clause (e), re-ordering clause (e) to be clause (f) and re-ordering clause (f) to be clause (d).
     SECTION 3. Amendments to Indenture Supplements.
     (a) The definition of “Default Rate” in Section 1.1 of each Indenture Supplement shall be amended in its entirety to read as follows:
“Default Rate” means, for any Monthly Period, the product of (a) a fraction (expressed as a percentage), (i) the numerator of which is the excess of (x) the Default Amount for such Monthly Period (calculated as of the end of the last day of such Monthly Period), over (y) the portion of the Default Amount allocated to the Transferor in respect of the accounts receivable and asset based lending receivables Product Line for such Monthly Period and (ii) the denominator of which is the excess of (x) the Combined Outstanding Principal Balances as of the beginning of such Monthly Period, over (y) the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line used for purposes of making allocations for such Monthly Period times (b) 12.
     (b) The definition of “Monthly Payment Rate” in Section 1.1 of each Indenture Supplement shall be amended in its entirety to read as follows:
“Monthly Payment Rate” means, for any Monthly Period, a fraction (expressed as a percentage), (a) the numerator of which is the excess of (i) the Principal Collections during such Monthly Period, over (ii) the portion of such Principal Collections allocated to the Transferor in respect of the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line for such Monthly Period and (b) the denominator of which is the excess of (i) the Combined Outstanding Principal Balances as of the beginning of such Monthly Period, over (ii) the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Line used for purposes of making allocations for such Monthly Period.
     (c) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2006-2 Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2006-2 Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the
Supplement No. 11 to Master Indenture

Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to Series 2006-2.
     (d) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2006-4 Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2006-4 Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to Series 2006-4.
     (e) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2007-1 Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2007-1 Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to Series 2007-1.
Supplement No. 11 to Master Indenture

     (f) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2007-2 Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2007-2 Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to Series 2007-2.
     (g) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2008-A Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2008-A Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall provide the Indenture Trustee with evidence that the Controlling Lenders shall have consented thereto.
     (h) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2009-A Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2009-A Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor
Supplement No. 11 to Master Indenture

shall provide the Indenture Trustee with evidence that the Controlling Lenders shall have consented thereto.
     (i) The definition of “Required Reserve Account Amount” in Section 1.1 of the Series 2009-B Indenture Supplement shall be amended in its entirety to read as follows:
“Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage for such Transfer Date and (ii) the Note Principal Balance as of the Closing Date; provided that, prior to the occurrence of an Event of Default and the acceleration of the Series 2009-B Notes, the Required Reserve Account Amount will never exceed the Note Principal Balance (after taking into account any payments to be made on the following Payment Date), or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall provide the Indenture Trustee with evidence that the Controlling Lenders shall have consented thereto.
     (j) Subclause (h) of Section 6.1 in each Indenture Supplement shall be amended by adding the following after the phrase “represents more than fifty percent (50%) of the dollar amount of the assets of the Issuer”:
“(excluding the Product Line Overconcentration for the accounts receivable and asset based lending receivables Product Lines)”
     SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 5. Binding Effect; Ratification.
     (a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
Supplement No. 11 to Master Indenture

     (b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.
     (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 6. Miscellaneous.
     (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT
Supplement No. 11 to Master Indenture

THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.
     (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.
     (g) Executed counterparts of this Supplement may be delivered electronically.
[Signature Page Follows]
Supplement No. 11 to Master Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ James Ambagis
Name:	James Ambagis
Title:	Assistant Vice President

S-1	Supplement No. 11 to Master Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Louis Bodi

Name: Louis Bodi
Title: Vice President

By:	/s/ Mark Esposito

Name: Mark Esposito
Title: Associate

S-2	Supplement No. 11 to Master Indenture